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                                                                       Exhibit 5

                                 May 16, 2000


Transgenomic, Inc.
5600 South 42nd Street
Omaha, NE  68107

     Re: Transgenomic, Inc. Registration Statement on Form S-1 for 4,600,000 Shares of Common Stock

Ladies and Gentlemen:

     We have acted as counsel for Transgenomic, Inc., a Delaware corporation, (the "Company"), in connection with the filing of a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the registration of 4,600,000 shares of common stock of the Company (the "Shares") to be sold by the Company.

     This opinion is being furnished in accordance with the requirements of Item 16(a) of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.

     In the course of such representation, we have examined, among other things, the form of underwriting agreement filed as an exhibit to an amendment to the Registration Statement (the "Underwriting Agreement") and such corporate records, certificates of public officials and other documents we deemed relevant and appropriate.

     Based on the foregoing, we are of the opinion that, when sold in accordance with the terms of the Underwriting Agreement, the Shares will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or
Item 509 of Regulation S-K.

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Transgenomic, Inc.
May 16, 2000
Page 2

     This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                                        Very truly yours,



                                        /s/ KUTAK ROCK LLP
                                            KUTAK ROCK LLP